Exhibit 10-36

                 NEW YORK STATE ELECTRIC & GAS CORPORATION
                      ANNUAL EXECUTIVE INCENTIVE PLAN



I.   Plan Objective

     The objective of the Annual Executive Incentive Plan (the "Plan") is to motivate and encourage exceptional performance by providing annual incentive compensation to those employees who are in positions to make significant contributions to the success of New York State Electric & Gas Corporation (hereinafter referred to as the "Company"). Exceptional performance will create benefits for customers, shareholders and employees alike.


II.  Definitions

     Wherever used in the Plan, unless the context clearly indicates otherwise, the following words and phrases shall have the meanings set forth below:

     A.   "Plan" shall mean the New York State Electric & Gas
          Corporation Annual Executive Incentive Plan as embodied herein and as amended from time to time.

     B. "Participant" shall mean an individual who has satisfied the eligibility requirements of Article IV hereof.

     C. "Salary Grade Midpoint" shall mean the midpoint of each Plan Participant's salary grade level as of the end of the year for which performance is being measured.

     D.   "Performance Period" shall mean the period commencing
          January 1 and ending December 31 of the same calendar year for which performance is being measured.

     E. "Earnings Available for Common Stock (Earnings)" shall mean the Company's annual net income reduced by preferred stock dividends.

     F. "Customer Service" shall mean the annual measurement of the Company's customer service performance.

     G. "Threshold Performance" shall mean the minimum level of performance at which an award may be earned for a performance measure.

     H. "Target Performance" shall mean the anticipated level of performance at which an award may be earned for a performance measure.

     I. "Maximum Performance" shall mean the maximum level of performance at which an award may be earned for a performance measure.


III. Administration

     The Plan shall be administered by the Executive Compensation and Succession Committee of the Board of Directors of the Company (the "Committee") composed of such members as shall be appointed from time to time by the Board. No member of the Committee while serving as such shall be eligible for participation in the Plan.

     Except as otherwise provided in this Plan, decisions and determinations by the Committee shall be final and binding upon all parties. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.


IV.  Eligibility
     All members of the Executive Team of the Company, as designated by the Chairman, plus any other employee of the Company who is recommended for eligibility by the Chairman and approved by the Board of Directors of the Company shall be eligible to participate in the Plan. Participants shall be grouped as follows:

          Group I   Chairman and President
          Group II  Executive Vice Presidents and Senior Vice
                    Presidents
          Group III Vice Presidents
          Group IV  All other Participants

     In the event that, during the Performance Period an employee becomes eligible for participation in the Plan, incentive awards payable under the Plan will be determined based on length of participation in the Plan measured retroactively from the first day of the month in which the employee becomes eligible for participation in the Plan.

     In the event that, during the Performance Period a Participant changes from one eligibility group to another, incentive awards payable under the Plan will be prorated based on length of participation in each eligibility group measured from the first day of the month coinciding with or following the Participant's change in eligibility.

     If during any Performance Period a Participant ceases to be an employee of the Company for any reason, other than disability, retirement or death, such Participant shall not be entitled to receive an award for such Performance Period unless otherwise determined by the Committee in its sole discretion. In the event of disability, retirement or death, the Participant (or his or her successor in interest) shall be entitled to a prorated award based on the number of full months of participation.

     Participation in the Plan precludes a Participant's eligibility in any other annual incentive compensation plan provided by the Company (such as the Performance Plus
     Plan). Individuals entering the Plan during a Performance Period remain eligible to receive prorated awards under other annual incentive compensation plans provided by the Company for periods prior to their participation in the Plan.


V.   Performance Measurement and Criteria

     Performance will be measured against corporate financial and non-financial criteria. Incentive awards will be tied directly to the results of two specific performance measurements of managerial success: Earnings Available for Common Stock (Earnings) and Customer Service. The successful attainment of threshold performance for either or both specific performance measures provides incentive awards to Plan Participants. The establishment and measurement of the two measures of performance are as follows:

     A. The corporate financial criteria is Earnings. Specific Earnings objectives will be established at Threshold, Target, and Maximum Performance levels. Incentive awards are determined on the basis of achieving an Earnings level at or above the threshold level for the Performance Period. The level of Earnings performance accounts for a 75% weighing of the award calculation.

     B. The corporate non-financial criteria is Customer Service. Customer Service objectives will be established at Threshold, Target, and Maximum Performance levels. Incentive awards are determined on the basis of achieving the Customer Service objective at or above the threshold level for the Performance Period. Customer Service performance accounts for a 25% weighing of the award calculation.


VI.  Goal Setting

     A.   Corporate

     Performance goals will be established annually upon a recommendation of the Chairman which recommendation shall be reviewed by the Committee and approved by the Board of Directors of the Company.

     B.   Adjustments

     The Committee may adjust the size of incentive awards in its discretion for extraordinary events if it determines that such adjustment is necessary for the benefit of the Company. All determinations of the Committee pursuant to this Article VI, Paragraph B shall be submitted to the Board of Directors for approval.

     C.   Timing

     Threshold, Target, and Maximum Performance goals for the yearly performance period are to be established not later than the February Board of Directors meeting, retroactive to the first of that year.

VII. Determination of Incentive Award

     Awards will be determined by comparing actual corporate performance for both performance measures relative to the Threshold, Target and Maximum Performance levels.

     At the conclusion of each Performance Period a determination will be made by the Committee whether the goals have been achieved relative to the Threshold, Target and Maximum Performance levels and the amount of any incentive award. The Committee's determination will be submitted to the Board of Directors for approval. Final determination of incentive awards by the Board of Directors will be made not later than the end of February following the end of each Performance Period. Distribution of incentive awards will be made as soon thereafter as practical.

     Each Plan Participant has a Target Incentive Level assigned by Group, as defined in Article IV, based on that Group's potential impact on the Company's performance. The Target
     Incentive Levels by Group are as follows:

                                        Target
                                        Incentive
            Group                       Level
             I                          30%
             II                         25%
             III                        20%
             IV                         15%

     Award levels will be based on a percentage of a Participant's Target Incentive Level depending on the Adjusted Weight of each performance measure. The Adjusted Weight of each performance measure will be determined by a pre-established scale based on the following schedule:

           Level of
          Performance                            Award Percentage
     Below Threshold                                      0%
     Threshold                                           50%
     Between Threshold & Target
       (as interpolated)                          50% - 100%
     Target                                             100%
     Between Target & Maximum (as interpolated)  100% - 120%
     Maximum and Above                                  120%

     When the level of performance is greater than Threshold but less than Target, the award percentage will be calculated based on an interpolation between Threshold and Target. When the level of performance is greater than Target but less than Maximum, the award percentage will be calculated based on an interpolation between Target and Maximum.

     Based upon the level of achievement of each performance measure and its respective adjusted weight, incentive awards will be determined as follows:

                                                  Adjusted
                     Weight   Award Percentage     Weight
     Earnings          75%  x                  =
     Customer Service  25%  x                  =
                                               + _______________
                                                Percent of Target
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     To calculate an Incentive Award for a Participant, the
     Percent of Target is multiplied by the Target Incentive Level for the Participant and this product is further multiplied by the Salary Grade Midpoint for the Participant. The Incentive Award will be rounded to the nearest whole dollar amount.


IX.  Incentive Award

     Incentive awards will be granted in cash. Participants may elect, during the year preceding the performance period, to defer up to 100% of any potential incentive award pursuant to the Company's Deferred Compensation Plan for Salaried Employees, except that with respect to 1996, Participants may make such election prior to March 1, 1996. Incentive awards payable under the Plan will not be considered as a component of regular earnings or base compensation for any purpose.


X.   Effective Date

     This Plan shall be effective as of January 1, 1996.


XI.  Miscellaneous

     The Board of Directors may at any time suspend, terminate, modify or amend this Plan.

     No Participant shall have any claim or right to be granted an award under this Plan. Participation in the Plan shall not be deemed an employment contract.

     The Company shall have the right to deduct from the cash incentive awards made pursuant to this Plan any taxes required by law to be withheld with respect to such cash payments.

     In the case of a Participant's death, incentive awards shall be made to his or her designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.

     Except as set forth in the preceding paragraph, a Participant's rights and benefits under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, attachment, execution or levy of any kind, either voluntary or involuntary, including any such liability which arises from the Participant's bankruptcy or for the support of a spouse or former spouse or for any other relative of the Participant prior to the incentive award actually being received by the person eligible to benefit under the Plan. Any attempt at such prohibited anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, attachment, execution or levy, shall be void and unenforceable except as otherwise provided by law.


XII. Payments Upon a Change in Control

     A.  Calculation of Payments

     Notwithstanding any other provisions hereof (including, without limitation, Article IX hereof), if a Change in Control (as defined in Section B of this Article XII) shall occur, the following shall be paid, in cash, no later than the tenth (10th) day following such Change in Control:

     i) all incentive awards for any completed fiscal year of the Company which preceded the Change in Control, which awards have been finally determined but not yet either (x) distributed or (y) deferred pursuant to the Deferred Compensation Plan for Salaried Employees,

     ii) if, at the time of the Change in Control, the Board of Directors has not yet finally determined the incentive awards with respect to the fiscal year of the Company immediately preceding the fiscal year in which the Change in Control occurs, an incentive award with respect to such fiscal year, determined by the Board of Directors in accordance with the provisions of the preceding Articles hereof, and

     iii) an incentive award with respect to the fiscal year of the Company in which the Change in Control occurs which shall be calculated by (x) assuming that the Target Performance goals for such fiscal year have been met, and
     (y) multiplying the result so obtained by a fraction the numerator of which is the number of days elapsed from the beginning of such fiscal year until the Change in Control and the denominator of which is three hundred and sixty-five
     (365).

B.   Definition of a Change in Control

     A "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

     i) any Person (as defined in this Section B) is or becomes the Beneficial Owner (as defined in this Section B), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company's then outstanding securities; or

     ii) during any period of two consecutive years (not including any period prior to January 7, 1994), individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii) or (iv) of this Change in Control definition) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

     iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

     iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     For purposes of the definition of Change in Control in this Section B:

     "Beneficial Owner" shall have the meaning defined in Rule
     13d-3 under the Exchange Act.

     "Exchange Act" shall mean the Securities Exchange Act of
     1934, as amended from time to time.

     "Person" shall have the meaning given in Section 3(a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


XIII.Plan Administration After a Change in Control

     Notwithstanding any other provisions of the Plan (including, without limitation, Sections VI (B) and XI hereof), upon and after the occurrence of a Change in Control, neither the Board of Directors nor the Committee shall be authorized to, and no termination, suspension, modification or amendment of the Plan shall be permitted to, amend or modify the terms and provisions (including, without limitation, the payment provisions) of any incentive awards theretofore made to Participants in any way which adversely affects the rights of such Participants.